Exhibit 32.1

Certification Under Section 906 of the Sarbanes-Oxley Act of 2002

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operation of the issuer.

/s/ Charlie W. Brinkley, Jr.	/s/ John D. Waters

Charlie W. Brinkley, Jr.	John D. Waters
Chairman and	Executive Vice President and
Chief Executive Officer	Chief Financial Officer

Date: March 25, 2010

          A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.